                                                                   EXHIBIT 10.35

                           Indemnification Agreement

                         Dated as of January 10, 2001

     WHEREAS, Exodus Communications, Inc. ("Exodus"), Einstein Acquisition Corp. ("Acquisition Corp."), Global Crossing GlobalCenter Holdings, Inc., GlobalCenter Holding Co. ("Holdings"), GlobalCenter Inc ("Company") (Exodus, Holdings and the Company, collectively, the "Indemnitees"), and Global Crossing North America, Inc. ("Global Crossing NA") have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of September 28, 2000, which provides for the merger (the "Merger") of Acquisition Corp. with and into Holdings;

     WHEREAS, the Board of Directors of Company has adopted the GlobalCenter Inc. Management Stock Plan effective as of January 7, 2000, (the "Plan");

     WHEREAS, the individuals who are signatories hereto (each a "Participant") and the Company have entered into Non-Statutory Stock Option Agreements under the GlobalCenter Inc. Management Stock Plan prior to the Closing Date (as defined in the Merger Agreement) of the Merger (the "Stock Option Agreements");

     WHEREAS, the Stock Option Agreements (and in the case of Leo J. Hindery, Jr., also an employment agreement ("Hindery Employment Agreement")) provide that, in the event that any amounts the Participant receives or is deemed to receive in connection with the options issued under the Plans or pursuant to the Hindery Employment Agreement, result in the imposition of excise tax under
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision or comparable federal, state, or local excise tax provision), the Company will make the Participant whole with a payment for the entire amount of such excise tax (including any excise tax on such payment), as well as any attendant employment taxes and/or income taxes and any penalties and/or interest assessed in connection with any of the foregoing (the "Tax Restoration Payment").

     NOW, THEREFORE, in exchange for the receipt of consideration, the adequacy of which the parties hereby acknowledge, and intending to be legally bound hereby, the parties agree as follows:

     1. Subject to the provisions of this Agreement, Global Crossing NA hereby agrees to pay to, or on behalf of, each Participant any Tax Restoration Payment and agrees to make such payment upon the due date of the excise tax or any attendant income tax, employment tax, penalty or interest to which the Tax Restoration Payment relates; provided, however, that the failure of Global Crossing NA to timely pay the Tax Restoration Payment to the Participant shall not relieve Global Crossing NA of its obligations for such payment under the terms of this Agreement. Global Crossing NA shall remit to the Internal Revenue Service (the "IRS") or any other taxing authority such payments as are required by applicable withholding or similar laws.

     2. Each Participant agrees to look solely to Global Crossing NA (or its successors in interest) for any Tax Restoration Payment and expressly releases and waives any and all claims with respect to the Tax Restoration Payment or the taxes which are the subject of the Tax Restoration Payment against the Company and its owners (with the exception of Global Crossing NA), agents, officers, shareholders (with the exception of Global Crossing NA), employees, directors, attorneys, subscribers, subsidiaries, affiliates and successors or assigns, including Exodus, Acquisition Corp., Holdings and their owners, agents, officers, shareholders, employees, directors, attorneys, subscribers' subsidiaries, affiliates, successors and assigns (the "Releasees"). By signing below, each Participant expressly waives any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

            "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS
            WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THIS RELEASE, WHICH IF KNOWN BY HIM, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     3. Each Participant and the Indemnitees hereby agrees to take the position that any payment and/or benefit received by the Participant in connection with the Merger is not an "excess parachute payment" within the meaning of Section 4999(b) and 280G(b) of the Code (or any successor provision or comparable federal, state, or local excise tax provision) and thus does not give rise to any excise tax under Section 4999(a) of the Code (or any successor provision or comparable federal, state, or local excise tax provision).

     4. (a) The Participant, the Indemnitees, and Global Crossing NA hereby agree that, the Participant (or, if so notified by the IRS or a Participant, an Indemnitee) will notify Global Crossing NA in writing of any claim by the IRS (or in the case of a noticed Indemnitee, by the Participant, that, if successful, would require the payment by Global Crossing NA of any Tax Restoration Payment or any other payment hereunder. Such notification shall be given as soon as practicable but no later than ten business days after the Participant or an Indemnitee, as applicable, is informed in writing of such claim and shall apprise Global Crossing NA of the nature of such claim and the date on which such claim is requested to be paid. Neither the Participant nor any Indemnitee shall pay such claim prior to the expiration of the thirty-day period following the date on which it gives such notice to Global Crossing NA (or such shorter period ending on the date that any payment of taxes with respect to such claim is due).

     (b) If Global Crossing NA notifies the Participant or, if applicable, an Indemnitee, in writing prior to the expiration of such period that it desires to contest such claim, the Participant and any Indemnitee shall (i) give Global Crossing NA any information reasonably requested by Global Crossing NA relating to such claim, (ii) take such action in connection with contesting such claim as Global Crossing NA shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by Global Crossing NA, (iii) cooperate with Global Crossing NA in good faith in order to effectively contest such claim, and (iv) permit Global Crossing NA to participate in any proceedings relating to such claim; provided, however, that Global Crossing NA shall bear
                        --------  -------
and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall, whether or not Global Crossing NA provides notification pursuant to this Section 4(b),(i) indemnify and hold the Participant harmless, on an


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

after tax basis, for any excise tax imposed as a result of such representation and payment of costs and expenses and (ii) indemnify any Indemnitee for any Tax Restoration Payment paid by such Indemnitee and for any tax, penalty or interest associated with a failure to meet any withholding or reporting obligation of the IRS or any other taxing authority.

     (c) Without limiting the foregoing, Global Crossing NA shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant and any affected Indemnitee agree to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Global Crossing NA shall determine; provided,
                                                                     --------
however, that if Global Crossing NA directs the Participant to pay such claim
-------
and sue for a refund, Global Crossing NA shall advance the amount of such payment to the Participant, on an interest-free basis, and shall indemnify and hold the Participant harmless, on an after-tax basis, from and excise tax imposed with respect to such advance or with respect to any imputed income with respect to such advance; provided, further, that if the Participant is required
                         --------  -------
to extend the statute of limitations to enable Global Crossing NA to contest such claim, the Participant may limit this extension solely to such contested amount.

     (d) If, after the receipt by the Participant of any amount paid or advanced by Global Crossing NA pursuant to this letter, the Stock Option Agreement, or the Hindery Employment Agreement, the Participant becomes entitled to receive any refund with respect to a Tax Restoration Payment, the Participant shall promptly pay to Global Crossing NA the amount of such refund received (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by Global Crossing NA pursuant to this letter, the Stock Option Agreement, or the Hindery Employment Agreement, a determination is made that the Participant shall not be entitled to any refund with respect to such claim and Global Crossing NA does not notify the Participant in writing of its intent to contest such denial of refund prior to the expiration of thirty days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of the Tax Restoration Payment required to be paid.

     5. The Agreement is made under and construed pursuant to the laws of the State of California.

     6. This Agreement shall be binding on the successors and assigns of Global Crossing NA, the Indemnitees, and any Participant.

     7. This Agreement may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


EXODUS COMMUNICATIONS, INC.                     EINSTEIN ACQUISITION CORP.


By: /s/ R. Marshall Case                        By: /s/ Adam W. Wegner
   ---------------------------------               ----------------------------

Name R. Marshall Case                           Name: Adam W. Wegner
    --------------------------------                 --------------------------

Title: Executive Vice President,                Title: President, Chief
       Finance and Chief Financial                     Financial Officer and
       Officer                                         Secretary
      ------------------------------                  -------------------------

GLOBAL CROSSING NORTH AMERICA, INC.             GLOBALCENTER INC.


By: /s/ Joseph P. Clayton                       By: /s/ Leo J. Hindery, Jr.
   ---------------------------------               ----------------------------

Name:  Joseph P. Clayton                        Name: Leo J. Hindery, Jr.
     -------------------------------                 --------------------------

Title: Chief Executive Officer                  Title: Chief Executive Officer
      ------------------------------                  -------------------------

GLOBALCENTER HOLDING CO.

By: /s/ Leo J. Hindery, Jr.
   ---------------------------------

Name: Leo J. Hindery, Jr.
     -------------------------------

Title: Chief Executive Officer
      ------------------------------

PARTICIPANTS:

/s/ Leo J. Hindery, Jr.                         /s/ Peter Baron
------------------------------------            -------------------------------
Leo J. Hindery, Jr.                             Peter Baron

/s/ Derek Chang                                 /s/ Mark J. Coleman
------------------------------------            -------------------------------
Derek Chang                                     Mark J. Coleman


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

/s/ Grace De Latour                             /s/ Eric Kirsten
---------------------------                     ---------------------------
Grace De Latour                                 Eric Kirsten


/s/ David L. Klott                              /s/ David Krone
---------------------------                     ---------------------------
David L. Klott                                  David Krone


/s/ Lisa Perreault                              /s/ Laurie Priddy
---------------------------                     ---------------------------
Lisa Perreault                                  Laurie Priddy


/s/ Bruce Stewart                               /s/ Barbara Wood
---------------------------                     ---------------------------
Bruce Stewart                                   Barbara Wood


/s/ Gregory Liberman                            /s/ Bryan Gaynor
---------------------------                     ---------------------------
Gregory Liberman                                Bryan Gaynor


/s/ Carolyn Sharks                              /s/ Lee Munsell
---------------------------                     ---------------------------
Carolyn Sharks                                  Lee Munsell


/s/ Craig Fischer
---------------------------                     ---------------------------
Craig Fischer




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